INTERNATIONAL  DISTRIBUTION  AGREEMENT
                      (LOCALIZATION/REPRODUCTION   RIGHTS)

                             SCHOOL ZONE INTERACTIVE



SCHOOL  ZONE  INTERACTIVE               STAR  E  MEDIA  CORP.
1819  Industrial  Drive                 188  Technology  Drive,  Suite  B
Grand  Haven,  Michigan  49417          Irvine,  California  92618

("School  Zone")                        ("Publisher")

Attention:  Jonathan  Hoffman           Attention:  E.  G.  Abbadessa
Telephone  No.:  (616)  846-5030        Telephone  No.:   (949)  727-0012
Fax  No.:  (616)  846-3870              Fax  No.:  (949)  727-7454
E-mail  Address:  jh@schoolzone.com     E-mail  Address:


     School Zone is in the business of developing interactive CD-ROM products and related workbooks, including the Product (as hereinafter defined). Publisher is in the business of distributing CD-ROM products and wishes to obtain, and School Zone is willing to grant Publisher, the limited right to develop a Licensed Product (as hereinafter defined) and to reproduce, sell, market and distribute the Licensed Product through normal channels in the Territory (as hereinafter defined) on the terms and conditions set forth in this Agreement. Publisher assures School Zone that it has the facilities, personnel and expertise necessary to develop, reproduce, sell, market and distribute the Licensed Product in the Territory.

     School  Zone  and  Publisher  agree  as  follows:

1.   DEFINITIONS.  As  used  in  this  Agreement:

     1.1     "Licensed  Product" shall have the meaning set forth  in  paragraph
3.1.

     1.2 "Product" means the interactive CD-ROM product of School Zone specified on the applicable Schedule.

     1.3     "Sales  Representative"  shall  have  the  meaning  set   forth  in
paragraph 3.2.

     1.4     "Schedule"  shall  have  the  meaning  set  forth in paragraph 2.1.

     1.5     "Subdistributor" shall have the meaning set forth in paragraph 3.2.

     1.6 "Territory" means the country or countries listed on the applicable Schedule.

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     1.7     "Trademarks"  means  the trademark SCHOOL ZONE INTERACTIVE and logo and  other  trademarks  (if  any)  identified  on  the  applicable  Schedule.

2.   SCHEDULES  FOR  LICENSED  PRODUCTS.

     2.1     Schedules.  This  Agreement  sets  forth  the  terms and conditions
             ---------
under which School Zone will grant Publisher certain rights in and to certain Product(s) as designated in the schedules executed simultaneously with the execution of this Agreement and such additional schedules as School Zone and Publisher may subsequently execute from time to time (the "Schedules").

     2.2     Conflicting Terms.  Each Schedule shall be a part of this Agreement
             -----------------
and governed by the terms and conditions of this Agreement. If there is a conflict between the terms of this Agreement and any Schedule, the terms of the Schedule shall control.

3.   LICENSE  GRANTS.

     3.1     Grants.  School  Zone grants to Publisher the right and license to:
             ------

     3.1.1 Languages. To prepare a localized version of the Product in the language(s) specified on the applicable Schedule (the "Licensed Product").

     3.1.2   Markets.  To  reproduce  sell, market and  distribute the  Licensed
Product  in  all  markets  and normal channels of distribution in the Territory.

Unless otherwise specified on the applicable Schedule, these rights and licenses shall be nonexclusive.

     3.2     Distributors/Sales Representatives.  Publisher shall have the right
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to  appoint  local subdistributors ("Subdistributors") and sales representatives
("Sales Representatives") in the Territory to effect the sale and distribution of the Licensed Product.

         3.2.1 Written Agreements. Publisher shall enter into a written agreement with each Subdistributor and Sales Representative that conforms in all respects to the terms of this Agreement. The written agreement shall (a) not extend beyond the term of the applicable Schedule; (b) provide for an automatic termination in the event of termination of this Agreement or the applicable Schedule; (c) provide that School Zone is a third party beneficiary of that agreement; and (d) provide that in the event of any inconsistency between the terms of this Agreement and that agreement, the provisions of this Agreement shall govern.

         3.2.2 Guarantee. Publisher guarantees the performance and obli-gations of each Subdistributor and Sales Representative.

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     3.3     Retention  of Rights.  School Zone retains all rights not expressly
             --------------------
granted  hereunder.

     3.4     Territory.  Publisher  shall  not  sell  or distribute the Licensed
             ---------
Product in any country outside the Territory and shall not knowingly sell the Licensed Product to parties that intend to or are likely to resell them in a country outside the Territory.

     3.5     No  Modifications.  Except  as  otherwise  authorized in connection
             -----------------
with the development of the Licensed Product, Publisher shall not alter, edit or otherwise amend in any manner the Licensed Product approved by School Zone pursuant to paragraph 6.1.

4.   ROYALTY  PAYMENTS.

     4.1     Advance  Royalty Payment.  In consideration of the licenses granted
             ------------------------
hereunder, Publisher shall pay School Zone a nonrefundable, advance royalty payment in the amount and in accordance with the payment terms set forth in the applicable Schedule.

     4.2     Royalties.  In  consideration  of  the  licenses granted hereunder,
             ---------
Publisher shall make royalty payments to School Zone for each Licensed Product sold or otherwise disposed of by Publisher and any Subdistributor and Sale Representative. The amount of the royalties shall be as specified in the applicable Schedule. Unless specified in the applicable Schedule, these royalty payments shall be due and payable quarterly within thirty (30) days after March 31, June 30, September 30 and December 31 of each year. No payments shall be required under this paragraph until the cumulative earned royalties exceed the amount of the advance royalty paid by Publisher under paragraph 4.1. All royalties due will accumulate interest at the rate of eighteen percent (18%) per annum compounded daily from the date on which such royalties are due.

     4.3     U.S  Currency.  All royalty payments shall be made in U.S. currency
             -------------
as determined on the basis of the rate of exchange published by the International Monetary Fund in effect on the date payment is due, or, if payment is delayed, on (a) the date such payment is due, or (b) the date payment is actually made, whichever rate results in a higher dollar payment.

     4.4     Reports.  Publisher shall submit to School Zone a quarterly written
             -------
report which shall accompany the royalty payment described in paragraph 4.2. The written report shall set forth the number of all Licensed Products sold or otherwise disposed of by Publisher and any Subdistributor and Sales Representatives, and such other information as School Zone may from time to time reasonably request.

     4.5     Audit.  If  an  audit  discloses  an  understatement of any royalty
             -----
payment due, Publisher shall promptly pay School Zone the full amount of the understated amount. If the audit discloses an understatement of five percent (5%) or more in the royalty payment due for any period or periods, Publisher shall reimburse School Zone for the cost of such audit.

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     4.6     Duties.  Publisher  shall  have sole responsibility for collecting,
             ------
reporting and paying any and all taxes and any and all customs, import and remittance duties or assessments arising or in any way related to the activities contemplated under this Agreement.

5.   TERM.

     5.1     This  Agreement.  This Agreement  shall be effective as of the date
        ---------------
of execution by both parties and shall remain in full force and effect until the last Schedule has expired or has been terminated.

     5.2     Schedule.  The  term for each Schedule shall be as specified in the
             --------
applicable  Schedule.

6. QUALITY ASSURANCE. Publisher shall be responsible for the localization of, and the development of the Gold Master for, each Licensed Product. Publisher shall submit a copy of the Gold Master of the Licensed Product to School Zone, for its review and approval, on or before the date set forth in the applicable Schedule. School Zone shall have the right to terminate the applicable Schedule immediately upon written notice to Publisher if Publisher fails to submit the Gold Master to School Zone on or before the specified date.

     6.1     Approval  by School Zone.  Each Licensed Product manufactured, sold
             ------------------------
or otherwise disposed of by Publisher shall be of a quality specified by School Zone. Upon completing the development of the Licensed Product, Publisher shall submit to School Zone two (2) copies of the Licensed Product and the packaging to be used with the Licensed Product. School Zone shall review the copies and packaging and notify Publisher of any changes to be made to the Licensed Product or its packaging, or both. Publisher shall not sell or otherwise dispose of any Licensed Product that has not been approved by School Zone, within its sole discretion, pursuant to this paragraph 6.1.

     6.2     Samples.  From  time  to  time  and  upon  request  by School Zone,
             -------
Publisher shall submit additional representative samples of currently distributed Licensed Product. School Zone shall promptly notify Publisher if any additional sample does not meet the quality of the approved initial samples and Publisher shall immediately address all objections of School Zone.

7.   RECORD  INSPECTION  AND  AUDIT.

     7.1     Books  and  Records.  Publisher shall keep, and shall contractually
             -------------------
obligate each Subdistributor and Sales Representative to keep, full, complete and accurate books and records relating to the manufacture and sales of the Licensed Product. Representative of School Zone may, upon ten (10) days prior written notice, inspect, audit and make copies of such books and records during normal business hours.

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     7.2     Inspection.  All  books  and  records relative to Publisher's obli-
             ----------
gations hereunder shall be maintained and made accessible to School Zone for inspection at least two (2) years after expiration or termination of this Agreement.

8.   WARRANTIES  AND  OBLIGATIONS.

     8.1     Authority to Contract.  School Zone represents and warrants that it
             ---------------------
has the right and power to enter into this Agreement and that there are no other agreements with any other party in conflict with such grant.

     8.2     Non-Infringement.  School  Zone represents and warrants that it has
             ----------------
no actual knowledge that the Product infringes any valid copyright or other proprietary rights of any third party.

     8.3     Promotion.  Publisher  represents  and warrants that it will use it
             ---------
best efforts to promote, market, advertise, sell and distribute the Licensed Product in the Territory and shall contractually obligate its Subdistributors and Sales Representatives to use their best efforts, to promote, market, advertise, sell, and distribute the Licensed Product in their respective territories. Publisher and its Subdistributors and Sales Representatives shall be solely responsible for the localization, manufacture, sale and distribution of the Licensed Product and will bear all costs associated therewith.

9.   PRODUCT  MARKINGS.

     9.1     Intellectual  Property Laws.  Publisher shall fully comply with the
             ---------------------------
marking provisions of the intellectual property laws of the applicable countries in the Territory.

     9.2     Copyright  Notices.  Publisher  shall  mark  all Licensed Products,
             ------------------
packaging and all advertising, promotional and display materials illustrating, utilizing or featuring the Licensed Product with an appropriate copyright notice which will preserve the interests of School Zone and Publisher in the Licensed Products. Distribution shall also comply with copyright instructions supplied by School Zone.

     9.3     Trademarks.  School  Zone grants to Publisher, and Publisher agrees
             ----------
to use, the Trademarks on all Licensed Products reproduced by Publisher. The Trademarks shall be conspicuous on all packaging, and all advertising, promotional or display materials illustrating, utilizing or featuring the Licensed Products and shall be in compliance with School Zone's guidelines on trademark usage. Publisher shall identify each Trademark with the designation "TM" or "(R)" as specified by School Zone. Each Licensed Product shall contain a marking legend specified by School Zone stating that the Licensed Product is manufactured by Publisher under license from School Zone. Publisher shall not use the Trademarks on any other product except the Licensed Products. Publisher acknowledges School Zone's ownership of the Trademarks throughout the world and the validity of School Zone's registration thereof, and shall not dispute or put at issue such ownership or validity. Publisher shall not at any time apply for or obtain the registration of any Trademark in any country or do any other act

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which  might  in  any  way  impair  the  rights  of  School  Zone  in and to the
Trademarks. Upon request by School Zone, Publisher will sign all papers prepared at School Zone's expense and perform such other acts as may be necessary to establish Publisher as a registered user of the Trademarks or otherwise acknowledge School Zone's ownership thereof.

10. ADVERTISING AND PROMOTION. In order for Publisher to better promote the Licensed Product, School Zone shall provide Publisher at no charge the following:

     10.1    English  Version.  Licensed  Product  information  on  the  English
             ----------------
version  of  the  Product.

     10.2    Demonstration.  A  demonstration of  each of the titles included in
             -------------
the Product for inclusion in Publisher's publications, promotional material, and/or catalogs.

     10.3    Copies.  One  complete  copy of each of the titles included in  the
             ------
Product  for  each  Subdistributor  and  Sales  Representative

11. NOTICES. Any notice required to be given pursuant to this Agreement shall be in writing in the English language and mailed by certified or registered mail, return receipt requested, or delivered by a international express courier service.

12.  INTELLECTUAL  PROPERTY  RIGHTS.

     12.1    Ownership.  Except  as otherwise provided herein, School Zone shall
             ---------
own all right, title, and interest, including all copyrights, in the Product and to any modifications or improvements made thereto. Publisher will not obtain any rights in the Product as a result of its responsibilities hereunder. Publisher acknowledges that School Zone shall own all right, title and interests to any translations, modifications, or improvements or other changes made by Publisher to the Product. The parties agree to execute any documents reasonably requested by the other party to effect any of the above provisions.

     12.2    Exclusive  Rights.  Publisher acknowledges  School Zone's exclusive
             -----------------
rights in the Product and that the Product is unique and original to School Zone and that School Zone is the owner thereof. Unless otherwise permitted by law, neither Publisher nor any of its Subdistributors or Sales Representatives shall, at any time during or after the effective Term of the Agreement, dispute or contest, directly or indirectly, School Zone's exclusive right and title to the Product or the validity thereof.

13.  LICENSED  PRODUCT  WARRANTY.

     13.1    No  Warranties.  School  Zone  makes no warranties with respect  to
             --------------
the Licensed Product. School Zone does not extend to Publisher or any of its Subdistributors or Sales Representatives any warranties, express or implied, and Publisher and its Subdistributors and Sales Representatives waive any and all claims to damages.

     13.2    Disclaimer.   SCHOOL  ZONE  DISCLAIMS  WARRANTIES  AND  CONDITIONS,
             ----------
EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SCHOOL ZONE BE LIABLE FOR DAMAGES, DIRECT OR INDIRECT, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY PUBLISHER, ANY SUBDISTRIBUTOR, SALES REPRESENTATIVES, END USER OR OTHER THIRD PARTY ARISING FROM BREACH OF WARRANTY OR BREACH OF CONTRACT,
NEGLIGENCE,  OR  ANY  OTHER  LEGAL  GROUND  OF  ACTION.

     13.3    Liability.  Publisher  shall  be liable for any representations  or
             ---------
warranties made by it or its Subdistributors or Sales Representatives without the approval of School Zone in its advertising, brochures, manuals, or by its agents, employees, or representatives, whether in writing or orally with respect to each Licensed Product.

14.  CONFIDENTIALITY.

     14.1    Obligation.  It  is  recognized that during the course of its  work
              ----------
with School Zone, Publisher may have occasion to conceive, create, develop, review, or receive information that is considered by School Zone to be confidential or proprietary including information relating to the Licensed Product, including inventions, patent, trademark and copyright applications, improvements, know-how, specifications, drawings, cost data, process flow diagrams, customer and supplier lists, bills, ideas, and/or any other written material referring to same (the "Confidential Information"). Both during the term of this Agreement and thereafter, Publisher agrees to maintain in confidence such Confidential Information unless or until:

         14.1.1 It shall have been made public by an act or omission of a party other than itself; or

         14.1.2 Publisher receives such Confidential Information from an unrelated third party on a nonconfidential basis.

     14.2    Reasonable  Precautions.   Publisher  further  agrees  to  use  all
             -----------------------
reasonable precautions to ensure that all such Confidential Information is properly protected and kept from unauthorized persons or disclosure.

     14.3    Prohibitions.  Publisher  agrees  that  it will not, without  first
             ------------
obtaining  the prior written permission of School Zone, do any of the following:

         14.3.1 Directly or indirectly utilize such Confidential Information in its own business;

         14.3.2 Manufacture and/or sell any product that is based in whole or in part on such Confidential Information; or

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         14.3.3    Disclose  such Confidential Information to any third party.

     14.4    Subdistributors/Sales  Representatives.  Publisher shall have  each
             --------------------------------------
of its Subdistributors and Sales Representatives agree to be bound by the provisions of this paragraph.

15.  COMPLIANCE  WITH  LOCAL  LAWS.

     15.1    Laws.  Publisher shall comply with all applicable laws and  regula-
              ----
tions in  the  Territory.

     15.2    Assistance.  Publisher  shall  cooperate promptly with School  Zone
              ---------
to assist School Zone in complying with all U.S. laws and laws of each country in the Territory, including but not limited to, all U.S. laws and regulations relating to the control of exports or the transfer of technology.

16.  GOVERNMENT  APPROVAL.

     16.1    Approvals.  Where necessary, Publisher shall be required to  obtain
             ---------
all governmental approvals required to fulfill its obligations under this Agreement. Such undertaking shall be at Publisher's sole expense.

     16.2    Condition  Precedent.   If  approval by any governmental entity  in
             --------------------
the Territory is required before this Agreement is enforceable by School Zone, then such government approval is a condition precedent to the validity of this Agreement. It is expressly understood and agreed that School Zone shall have no obligations under this Agreement until such governmental approval has been obtained and evidence of such approval has been received by School Zone.

     16.3    Material  Changes.  In  the  event  that  any  governmental  entity
             -----------------
requires material changes to be made to the terms of this Agreement or the relationship between the parties, either party may terminate this Agreement upon thirty (30) days' written notice.

17.  TERMINATION.

     17.1    Additional  Rights.  The  termination  rights  set  forth  in  this
             ------------------
paragraph 20 are in addition to the termination rights that may be provided elsewhere in the Agreement.

     17.2    By  School  Zone.  School Zone shall have the right to  immediately
             ----------------
terminate this Agreement and/or any Schedule by giving written notice to Publisher in the event that Publisher does any of the following:

         17.2.1 Files a petition in bankruptcy or its adjudicated bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if Publisher discontinues or dissolves its business, or if a receiver is appointed for Publisher or for

Publisher's business and such receiver is not discharged within ninety (90) days;

         17.2.2 Makes any change in the current management of Publisher, which in the opinion of School Zone, substantially impairs School Zone's rights under this Agreement, or has or threatens to damage the reputation of School Zone, or the Licensed Product;

         17.2.3    Engages   in  any  illegal,  unfair,  or  deceptive  business
practices or unethical conduct whatsoever, whether or not related to the Licensed Product;

         17.2.4    Sells a majority interest  in  Publisher  to  a  third party;

         17.2.5    Breaches  paragraph  2.4  of  this  Agreement;

         17.2.6    Appoints   a   Subdistributor  or  Sales  Representative  not
approved  by  School  Zone;  or

         17.2.7    Breaches  paragraph  3.1  of  this  Agreement.

     17.3    Either  Party.  Either  party  may terminate this Agreement  and/or
             -------------
any Schedule on thirty (30) days' written notice to the other party in the event of a breach of any provision of this Agreement by the other party, provided that, during the 30-day period, the breaching party fails to cure such breach.

18.  POST-TERMINATION  RIGHTS  AND  OBLIGATIONS.

     18.1    Inventory  Schedule.  Not  less than ninety (90) days prior to  the
             -------------------
expiration of the applicable Schedule or immediately upon termination thereof, Publisher shall provide School Zone with a complete schedule of all inventory of Licensed Product then on hand (the "Inventory").

     18.2    Cessation  of  Activities.  Upon  expiration  or  termination of  a
             -------------------------
Schedule, Publisher and its Subdistributors and Sales Representatives shall immediately cease the manufacture, sale and distribution of the Licensed Product. School Zone shall have the option of purchasing any of the Inventory.

     18.3    Reversion  of  Rights.  Upon the expiration or termination of  this
             ---------------------
Agreement and/or a Schedule, all rights and licenses granted to Publisher under this Agreement shall immediately cease and terminate and immediately revert to School Zone and Publisher and its Subdistributors and Sales Representatives shall discontinue all uses of the Licensed Product.

     18.4    Materials.  Upon  expiration  or termination of a Schedule,  School
             ---------
Zone may require that Publisher transmit to School Zone, at no cost, all material relating to the Licensed Product.

     18.5    Survival  of  Obligations.  It is understood and agreed that termi-
             -------------------------
ination or expiration of this Agreement and/or a Schedule shall not extinguish any of Publisher's obligations under this Agreement and/or the applicable Schedule that by their terms continue after the date of termination or expiration.

19.  INFRINGEMENTS.

     19.1    Right to Enforce.  Publisher agrees to notify School Zone  promptly
             ----------------
in the event Publisher becomes aware of any infringements of the Product or Licensed Product. School Zone shall have the right, in its sole discretion, to prosecute lawsuits against third parties for infringement of School Zone's rights in the Product or Licensed Product. All costs and expenses associated with such lawsuits shall be borne by School Zone, which shall be entitled to any recovery received as a result thereof, whether by adjudication or settlement.

     19.2    Cooperation.  Publisher agrees to fully cooperate with School  Zone
             -----------
and its representatives in the prosecution of any such suit. School Zone shall reimburse Publisher for the expenses incurred as a result of such cooperation.

20.  INDEMNITY.

     20.1    By  Publisher.  Publisher  agrees  to  defend, indemnify, and  hold
             -------------
School Zone, and its officers, directors, agents, and employees, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred by School Zone arising out of (a) any breach by Publisher or any Subdistributor or Sales Representative of any representations or warranties contained herein; (b) the manufacture, sale or other disposition of the Licensed Product; or (c) any other actions or inactions of Publisher of any Sub-distributor or Sales Representative.

     20.2    By School Zone.  School Zone agrees to defend, indemnify, and  hold
             --------------
Publisher, and its officers, directors, agents, and employees, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against Publisher arising out of any breach by School Zone of any representations or warranties contained herein or as a result of any of School Zone's actions or inactions.

21. INDEPENDENT CONTRACTOR. Publisher's performance of its duties and obli-gations under this Agreement and the performance of its Subdistributors and Sales Representatives are in a capacity as an independent contractor. Accordingly, nothing contained in this Agreement shall be construed as establishing an employer/employee, a partnership, agency, brokerage, or a joint venture relationship between Publisher, and its Subdistributors and Sales Representatives, and School Zone.

22. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by the laws of Michigan, USA. All disputes hereunder shall be resolved in the

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applicable  state  or  federal  courts  of Michigan.  The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

23. AGREEMENT BINDING ON SUCCESSORS. This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their heirs, admini-strators, successors, and assigns.

24. WAIVER. No waiver by either party of any default shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

25. SEVERABILITY. If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

26. ASSIGNABILITY. The license granted hereunder is personal to Publisher and may not be assigned by any act of Publisher or by operations of law except with the consent of School Zone.

27. INTEGRATION. This Agreement (including all Schedules) constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents that may be in conflict therewith.

28. FOREIGN CORRUPT PRACTICE ACT. Publisher certifies that neither it, nor any of its directors, officers, employees, Subdistributors, Sales Representa-tives, or agents, is an official, agent, or employee of any government or governmental agency or political party or a candidate for any political office on the date of this Agreement. Publisher shall promptly notify School Zone of the occurrence of any event that would or may result in an exception to the foregoing representation. Publisher shall not, directly or indirectly, in the name of, on behalf of, or for the benefit of School Zone offer, promise or authorize to pay, or pay any compensation, or give anything of value to, any official, agent, or employee of any government or governmental agency, or to any political party, or officer, employee, or agent thereof. Publisher shall require each of its directors, officers, employees, Subdistributors, Sales Repre-sentatives, and agents to comply with the provisions of this paragraph. Notwithstanding any other provision of this Agreement, any breach of the provisions of this paragraph shall entitle School Zone to terminate this Agreement effective immediately on notice to Publisher.

Publisher represents and agrees that it has not offered, given, promised to give, or authorized giving, and will not offer, give, promise to give, or authorize giving, directly or indirectly, any money or anything else of value to any government official, political party, political official, or candidate for political office in connection with its activities under this Agreement.

29. GOVERNMENTAL REQUIREMENTS. Publisher shall assist in obtaining import licenses, export licenses, currency exchange approvals, customs approvals, visas and other governmental approvals and permits within the Territory that may be necessary to permit the sale of the Licensed Product.

30. ENGLISH LANGUAGE CONTROLS. This Agreement is entered into in the English language and in the event it is ever translated into another language and there is a dispute as to the meaning or interpretation of this Agreement as a result of the translation, the original English language version shall control.

31. DUPLICATE ORIGINALS. Duplicate originals of this Agreement shall be signed by both parties, each of which shall constitute an original. Each party shall retain one of the originals

32. AMENDMENTS. No provision of this Agreement may be amended or modified except by a written agreement signed by duly authorized representatives of the parties.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth below their respective signatures.
SCHOOL ZONE INTERACTIVE            STAR E MEDIA CORP.


By: /s/  Jonathan Hoffman          By: /s/  E. G. Abbadessa
    ---------------------              --------------------
    (Signature)                        (Signature)

Jonathan  Hoffman                  E. G. Abbadessa
-----------------                  ---------------
(Type  or  Print  Name)            (Type  or  Print  Name)

Its: Chief Executive Officer         Its:  President and Chief Operating Officer
     -----------------------               -------------------------------------
(Type  or  Print  Title)           (Type  or  Print  Title)

Date:  04/27/01                      Date:  04/25/01

------
                      INTERNATIONAL DISTRIBUTION AGREEMENT
                      ------------------------------------
                            LICENSED PRODUCT SCHEDULE


This Schedule is made and entered into, and subject to the terms and conditions of, a certain International Distribution Agreement dated as of, _______2001 by and between School Zone Interactive ("School Zone") and the undersigned Publisher.

PRODUCT                            Product  No.     Title
                                   -----------      -----
                                   [Insert  title]
Includes  Software  and Print
product.                           Licensed Platform: CDROM for Windows and Mac.

TERRITORY                          Check  one:

                                   __ Worldwide (excluding School Zone's resale rights described below under Additional Terms and Conditions)
                                   __ Limited to the following country(ies) (specify)

LANGUAGES                          Arabic
                                   Spanish

                                   Publisher's rights shall be exclusive (exclu-ding School Zone's resale rights described below under Additional Terms and Conditions) with respect to these languages only.

TRADEMARKS                         [GRAPHIC  OMITED]

GOLDMASTER                         Publisher  shall  deliver  the Gold Master to
                                   School Zone upon completion.

TERM Initial ramp period commencing upon execution of this Schedule and ending December 31, 2001 (the "Ramp-UP Period"). Thereafter, this Schedule shall continue for a period of four
                                   (4) years (each period referred to as an "Annual Term") ending December 31, 2005.

MINIMUM ANNUAL UNIT VOLUME         The  following  minimum  annual  unit volumes
                                   apply on a per title and per language  basis:

                                                     MINIMUM NUMBER OF
                                   ANNUAL TERM   UNITS/ROYALTIES PER TITLE
                                   -----------------------------------------

                                                  Spanish           Arabic
                                                  -------           ------
                                         1     8,000  ($13,600)  4,000  ($6,800)
                                         2     4,000  ($ 6,800)  2,000  ($3,400)
                                         3     4,000  ($ 6,800)  2,000  ($3,400)
                                         4     4,000  ($ 6,800)  2,000  ($3,400)

                                   If the total amount of royalties actually paid by Publisher during any Annual Term during the term of this Schedule is less than the applicable minimum amount, Publisher shall immediately pay School Zone an amount equal to the difference between the appli-cable minimum amount and the amount actually paid. These minimum amounts shall not apply during the Ramp-Up Period.

ADVANCE ROYALTY                    $5,000  (US)  per  title.

                                   Due and payable in full upon execution of this Schedule.

PER PRODUCT ROYALTY                $1.70  per Licensed Product sold or otherwise
                                   disposed of (includes $1.50 for software and $0.20 for the workbook described below).

                                   Publisher shall be solely responsible for the localization of the 32-workbook in dual lang-uage format for Arabic/English and Spanish Spanish/ English to be enclosed with the CD-Rom and sold as a single unit.

LOCALIZATION  KIT                  Fee included as  part of the advance royalty.

OTHER  TERMS  AND CONDITIONS       Publisher shall  provide School Zone with the
(SPECIFY)                          unassembled parts and pieces for the Licensed
                                   Product (including the CD-ROMs, boxes, jewel cases, booklets, trays but excluding the cardboard corrugated inserts) in such quan-tities as may be reasonably requested by School Zone. School Zone shall be responsible for assembling the Licensed Product. School
                                   Zone reserves the exclusive right to resell the Licensed Products to existing customers of School Zone located in North America.
                                   School Zone shall pay Publisher its actual cost of goods or such other price as may be agreed upon in writing by the parties for each unit of the Licensed Product sold by School Zone.

SCHOOL ZONE INTERACTIVE            STAR E MEDIA CORP.


By: /s/  Jonathan Hoffman          By: /s/  E. G. Abbadessa
    ---------------------              --------------------
    (Signature)                        (Signature)

Jonathan  Hoffman                  E. G. Abbadessa
----------------------             -----------------------
(Type  or  Print  Name)            (Type  or  Print  Name)

Its: Chief Executive Officer       Its:  President and Chief Operating Officer
     -----------------------             -------------------------------------
(Type  or  Print  Title)           (Type  or  Print  Title)

Date:  04/27/01                      Date:  04/25/01